 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1996

                                                 REGISTRATION NO. 333-6333
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  -----------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -----------
                       ARMSTRONG WORLD INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)
              PENNSYLVANIA                                23-0366390
     (State or other jurisdiction of             (IRS Employer Identification
     incorporation or organization)                          No.)
                            313 WEST LIBERTY STREET
                         LANCASTER, PENNSYLVANIA 17603
                                (717) 397-0611
                   (Address of principal executive offices)
                            L.A. PULKRABEK, ESQUIRE
             SENIOR VICE-PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            313 WEST LIBERTY STREET
                         LANCASTER, PENNSYLVANIA 17603
                    (Name and address of agent for service)
                                 717-397-0611
         (Telephone number, including area code, of agent for service)
                                WITH COPIES TO:
      Vincent C. Deluzio, Esquire            Robert S. Risoleo, Esquire
    Buchanan Ingersoll Professional              Sullivan & Cromwell
              Corporation                         125 Broad Street
           One Oxford Centre                    New York, N.Y. 10004
     301 Grant Street, 20th Floor                  (212) 558-4000
  Pittsburgh, Pennsylvania 15219-1410
            (412) 562-8947
                                  -----------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. [X]
                                  -----------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                      PROPOSED
                                                      MAXIMUM       PROPOSED MAXIMUM    AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE   OFFERING PRICE      AGGREGATE       REGISTRATION
         TO BE REGISTERED           REGISTERED(1)   PER SHARE(2)  OFFERING PRICE(2)(3)    FEE(3)
- ---------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value(4)   $250,000,000        100%          $250,000,000       $86,208
 Preferred Stock Purchase Rights
 (5) Class A Preferred Stock, no
 par value Depository Shares
 Debt Securities(6)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) In U.S. Dollars or the equivalent thereof in one or more foreign currencies or currencies units or composite currencies, including the European Currency Unit.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) The aggregate initial offering price of all securities registered pursuant to this Registration Statement and offered from time to time will not exceed $250,000,000. An additional $250,000,000 of Debt Securities has been previously registered on a Registration Statement on Form S-3 (No. 33-38837) for which a registration fee in the amount of $62,500 has been previously paid. The previously registered debt securities may also be sold pursuant to the Prospectus contained herein. Any securities registered hereunder or under Registration Statement No. 33-38837 may be sold separately or as units with other securities registered hereunder or thereunder.
(4) Includes Preferred Stock Purchase Rights (the "Rights").

(5) The Rights attach to the shares of Common Stock to be offered hereby. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.

(6) Or, if Debt Securities are issued at original issue discount, such greater amount as shall not exceed an aggregate initial offering price of $250,000,000.
  Pursuant to Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the combined prospectus contained herein also relates to the Registration Statement on Form S-3 (No. 33-38837).
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES HAS BEEN FILED WITH + +THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR + +MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT + +BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS (Subject to Completion) Issued August  , 1996

                                  $500,000,000

                                      LOGO
                      OF ARMSTRONG WORLD INDUSTRIES, INC.]
                        Armstrong World Industries, Inc.

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES

                                  ----------

  Armstrong World Industries, Inc., a Pennsylvania corporation ("Armstrong" or the "Company"), may offer and sell from time to time, together or separately, up to an aggregate initial public offering price of $500,000,000 or the equivalent thereof in other currencies, foreign currency units or composite currencies such as the European Currency Unit (the "Specified Currency"), subject to the limitations set forth below, in one or more Series (a) debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"); (b) shares of common stock, $1.00 par value per share ("Common Stock"), including Preferred Stock Purchase Rights which attach to each share of Common Stock (the "Rights"); (c) shares of Class A preferred stock, no par value per share ("Preferred Stock"); and (d) depositary shares ("Depositary Shares") or any combination of the foregoing, each in amounts, at prices and on terms to be determined at the time of sale. The Debt Securities, Common Stock with attached Rights, Preferred Stock, and Depositary Shares are collectively referred to herein as the "Securities".

  All specific terms of the offering and sale of Securities, including the initial public offering price, aggregate amount, listing on any securities exchange or quotation system, risk factors, if any, and the agents, underwriters or dealers, if any, to be utilized in connection with the sale of the Securities, will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). With respect to the Debt Securities, the related Prospectus Supplement will set forth the specific designation, rights and restrictions, whether they are senior or subordinated, the currencies or currency units or composite currencies in which they are denominated, the aggregate principal amount, the maturity, rate and time of payment of interest, any conversion, exchange, redemption or sinking fund provisions, and any other terms of the Securities offered thereby. With respect to the Preferred Stock, the related Prospectus Supplement will set forth the specific designation, rights, preferences, privileges and restrictions thereof, including dividend rate or rates (or method of ascertaining the same), dividend payment dates, voting rights, liquidation preference, any conversion, exchange, redemption or sinking fund provisions, and any other terms of the Securities offered thereby. The Prospectus Supplement will also contain information, where applicable, regarding certain United States federal income tax considerations relating to the Securities offered thereby.

                                  ----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION   NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY   OR  ADEQUACY   OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

  The Company may sell the Securities directly, or through agents, underwriters or dealers designated from time to time, or through a combination of such methods, which underwriters may include Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Merrill Lynch & Co. or may be a group of underwriters represented by firms including one or more of such firms and such firms may act as agents. See "Plan of Distribution." If agents of the Company or underwriters or any dealers are involved in the sale of Securities in respect of which this Prospectus is being delivered, the name of such agents, underwriters or dealers, and any applicable commissions or discounts, will be set forth in or may be calculated from the Prospectus Supplement relating to such Securities. The Company reserves the sole right to accept and, together with their respective agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

                                  ----------

  The Prospectus may not be used to consummate the sale of Securities unless accompanied by a Prospectus Supplement.

August   , 1996

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED HEREIN OR THEREIN OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE

Available Information.......................................................  3

Incorporation of Certain Documents by Reference.............................  3


The Company.................................................................  5

Use of Proceeds.............................................................  5

Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and
Preferred Stock Dividends...................................................  5


Description of Debt Securities..............................................  6


Description of Capital Stock................................................ 17


Description of Depositary Shares............................................ 22


Plan of Distribution........................................................ 24


Validity of Securities...................................................... 25


Experts..................................................................... 25


                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK, PACIFIC AND/OR PHILADELPHIA STOCK EXCHANGES. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  Armstrong is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the SEC located at Citicorp Center, Suite 1400, 500 West Madison Street, Room 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the offices of the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104-7098, and the offices of the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103, on which exchanges certain of Armstrong's securities are listed. Armstrong's Common Stock is listed on the New York, Pacific and Philadelphia Stock Exchanges under the symbol "ACK."

  Armstrong has filed with the SEC two Registration Statements on Form S-3 (the "Registration Statements") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statements and related exhibits for further information with respect to the Company and the Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. The Registration Statements and the exhibits thereto may be inspected without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the SEC at prescribed rates. Electronic registration statements made through Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www. sec. gov.).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed with the SEC by Armstrong under the 1934 Act (file number 001-02116) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (2) the Company's Current Report on Form 8-K filed on January 16, 1996; (3) the Company's Current Report on Form 8-K filed on January 16, 1996, as amended by a Form 8-K/A filed on March 13, 1996; (4) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (5) the Company's Current Report on Form 8-K filed on May 13, 1996; (6) the Company's Current Report on Form 8-K filed on July 29, 1996, and any amendments or reports filed for the purpose of updating the Description of the Company's Capital Stock contained in such report; (7) the description of the Company's Preferred Stock Purchase Rights, set forth in the Registration Statement on Form 8-A/A dated March 15, 1996; and (8) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

  All documents filed by Armstrong with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering or offerings of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) contained in the documents incorporated by reference herein.

  Armstrong will provide without charge, upon written or oral request, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to L.A. Pulkrabek, Senior Vice-President, Secretary and General Counsel, Armstrong World Industries, Inc., 313 West Liberty Street, Lancaster, Pennsylvania 17603-2717 (telephone 717-397-0611).

                                  THE COMPANY

  Armstrong World Industries, Inc. is a Pennsylvania corporation incorporated in 1891. The Company is a manufacturer of interior furnishings, including floor coverings, and building products which are sold primarily for use in the furnishing, refurbishing, repair, modernization and construction of residential, commercial and institutional buildings. It also manufactures various industrial and other products. In late 1995, Armstrong sold its furniture business and combined its ceramic tile business with Dal-Tile International Inc. ("Dal-Tile"), retaining a minority equity interest in the combined company. Unless the context indicates otherwise, the term "Company" means Armstrong World Industries, Inc. and its consolidated subsidiaries.


                                USE OF PROCEEDS

  Except as otherwise described in the Prospectus Supplement, Armstrong intends to use the net proceeds from the sale of the Securities offered hereby for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. Armstrong has not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any Securities may be included in the Prospectus Supplement relating to such Securities.

      RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the indicated periods.(1)

                                                                                   SIX MONTHS ENDED
               YEAR ENDED DECEMBER 31,                                              JUNE 30, 1996
  --------------------------------------------------------------------             ----------------
  1991        1992              1993             1994             1995
  ----       ------             ----             ----             ----
  2.62       N/A(2)             2.55             9.05             1.21                   7.59

- --------
(1) Excluding restructuring charges for all periods and the pre-tax loss on the ceramic business formation for 1995, the ratios would have been 2.87, 2.99, 4.62, 9.05 and 7.66 for 1991, 1992, 1993, 1994 and 1995,
    respectively.

(2) Earnings were inadequate to cover fixed charges by $66.3 million.

  The following table sets forth the Company's consolidated ratio of earnings to combined fixed charges and preferred dividends for the indicated periods:(1)

                                                                            SIX MONTHS ENDED
              YEAR ENDED DECEMBER 31,                                        JUNE 30, 1996
  ---------------------------------------------------------------           ----------------
  1991       1992            1993           1994            1995
  ----      ------           ----           ----           ------
  1.90      N/A(2)           1.76           5.75           N/A(3)                 4.79

- --------
(1) Excluding restructuring charges for all periods and the pre-tax loss on the ceramic business formation for 1995, the ratios would have been 2.08, 2.13, 3.19, 5.75 and 5.15 for 1991, 1992, 1993, 1994 and 1995,
    respectively.

(2) Earnings were inadequate to cover fixed charges and preferred stock dividends by $85.6 million.

(3) Earnings were inadequate to cover fixed charges plus preferred stock dividends by $10.6 million.

  The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. The ratio of earnings to fixed charges and preferred stock dividends has been computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. For purposes of calculating these ratios, earnings consist of consolidated earnings from continuing business operations before income taxes plus fixed charges. Fixed charges consist of interest expense, one-third of rent expense which is deemed to be representative of interest and amortization of finance costs. In June 1989, the Company established an Employee Stock Ownership Plan (the "ESOP"). The Company is the guarantor of a $270 million loan to the ESOP. Contributions made by the Company to the ESOP and dividends paid by the Company on the convertible preferred stock purchased by the ESOP are used by the ESOP to pay installments of principal and interest on the ESOP loan. Such contributions and dividends are not included in the above ratios of earnings to fixed charges or ratios to combined fixed charges and preferred stock dividends. Interest expense on the ESOP loan was approximately $23.2 million, $22.9 million, $22.3 million, $21.7 million and $21.0 million for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively. Part of the contributions made by the Company represent payroll deductions made by participants in the ESOP.

                         DESCRIPTION OF DEBT SECURITIES

  The Senior Debt Securities are to be issued under an Indenture, dated as of August 6, 1996 (the "Senior Indenture"), between the Company and Mellon Bank, N.A. , as Trustee (the "Trustee" or "Mellon"). The Subordinated Debt Securities are to be issued under a separate Indenture, dated as of August 6, 1996 (the "Subordinated Indenture"), also between the Company and Mellon as Trustee. The Senior Indenture and Subordinated Indenture are sometimes referred to collectively as the "Indentures". Copies of the Senior Indenture and Subordinated Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

  The following summaries of certain provisions of the Indentures do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indentures, including the definitions therein of certain terms, and, with respect to any particular Debt Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

GENERAL

  The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indentures, including as to maturity, principal and interest, as the Company may determine. Unless otherwise specified in the applicable Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Debt of the Company, as described under "Subordination of Subordinated Debt Securities" and in the applicable Prospectus Supplement.

  The applicable Prospectus Supplement will set forth whether the Debt Securities offered shall be Senior Debt Securities or Subordinated Debt Securities, the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such offered Debt
Securities: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the Person to whom any interest on a Debt Security of the series shall be payable, if other than the

Person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of any of such Debt Securities will be payable; (5) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (12) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (13) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (15) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indentures described under "Defeasance and Covenant Defeasance--Defeasance and Discharge" or "Defeasance and Covenant Defeasance--Covenant Defeasance", or under both such captions; (16) if applicable, the terms of any right to convert Debt Securities into shares of Common Stock of the Company or other securities or property; (17) whether any of such Debt Securities will be issuable, in whole or in part, in the form of one or more Global Securities, defined below, and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer--Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged, in whole or in part, for Debt Securities registered, and any transfer of such Global Security, in whole or in part, may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (18) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (19) any addition to or change in the covenants in the Indentures described under "Certain Restrictive Covenants" applicable to any of such Debt Securities; and
(20) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 301)

  Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount will be described in a Prospectus Supplement under "United States Taxation". In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in a Prospectus Supplement under "United States Taxation".

  Unless otherwise set forth in the applicable Prospectus Supplement, neither the Indentures nor the Debt Securities will contain provisions which would afford holders of the Debt Securities protection in the event of a takeover, recapitalization, or similar restructuring involving the Company that could adversely affect such holders.

CONVERSION RIGHTS

  The terms on which Debt Securities of any series are convertible into Common Stock or other securities or property will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory or at the option of the holder and may include provisions pursuant to which the number of shares of Common Stock or other securities or property to be received by the Holders of Debt Securities would be calculated according to the market price of Common Stock or other securities or property as of a time stated in the applicable Prospectus Supplement. (Article Fourteen)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

  The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt, including the Senior Debt Securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the Holders of the Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Section 1502)

  By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Debt or Holders of Subordinated Debt Securities may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

  In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities. (Section 1503)

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section 1504) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of the Company) upon conversion of a Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding) on Debt (as defined under "Restrictive Covenants--Limitation on Liens"), whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include the Subordinated Debt Securities.

  The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities, when issued, will constitute Senior Debt.

  The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

FORM, EXCHANGE AND TRANSFER

  The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

  At the option of the Holder, subject to the terms of the Indentures and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

  Subject to the terms of the Indentures and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. (Section
305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

  If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)

GLOBAL SECURITIES

  Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby (a "Global Security"). Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indentures.

  Notwithstanding any provision of the Indentures or any Debt Security described herein, no Global Security may be exchanged, in whole or in part, for Debt Securities registered, and no transfer of a Global Security, in whole or in part, may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indentures, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

  As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indentures. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

  Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

  All monies paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003)

RESTRICTIVE COVENANTS

  Limitation on Liens. The Senior Indenture will provide that, except as otherwise provided in the next succeeding paragraph, the Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money ("Debt") secured by any mortgage, pledge, security interest, lien or other encumbrance (a "Lien") upon any Principal Property of the Company or of any Restricted Subsidiary or upon any shares of stock or Debt of any Restricted Subsidiary (whether such Principal Property, shares of stock or Debt are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Senior Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guaranty by the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Senior Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt, so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not prevent, restrict or apply to (and there shall be excluded from secured Debt in any computation made for purposes of the "Limitation on Liens" covenant) Debt secured by (A) Liens on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation's becoming a Restricted Subsidiary; (B) Liens on any property (including shares of stock or Debt) existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 180 days after, the acquisition of such property, shares of stock or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction costs thereof (provided such Liens are limited to such property, improvements thereon and the land upon which such property and improvements are located and any other property not then constituting a Principal Property); (C) Liens on any property to secure all or any part of the cost of development, operations, construction, alteration, repair or improvement of all or any part of such property, or to secure Debt incurred prior to, at the time of or within 180 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided such Liens are limited to such property, improvements thereon and the land upon which such property and improvements are located and any other property not then constituting a Principal Property); (D) Liens which secure Debt owing by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary; (E) Liens securing indebtedness of a corporation which becomes a successor of the Company in accordance with the provisions described under "Consolidation, Merger and Sale of Assets"; (F) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens, or in favor of any trustee or mortgagee for the benefit of holders of indebtedness of any such entity incurred for any such purpose; (G) Liens existing at August 6, 1996; and (H) any extension, renewal or replacement (or successive extension, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (A) to (G), inclusive, or of any Debt secured thereby; provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus any improvements on such property) and shall secure no larger amount of Debt than that existing at the time of such extension, renewal or replacement.

  Notwithstanding the foregoing restrictions, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions if at the time it does so (the "Incurrence Time") the aggregate amount of such Debt plus all other Debt of the Company and its Restricted Subsidiaries secured by a Lien which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (A) through (H) of the next preceding paragraph), plus the aggregate Attributable Debt (determined as of the Incurrence Time) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by clause (1) under "-- Limitations on Sale and Leaseback Transactions") entered into after August 6, 1996 and in existence at the Incurrence Time (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied in accordance with clause (3) under "Limitations on Sale and Leaseback Transactions"), does not exceed 15% of Consolidated Net Tangible Assets.

  Limitations on Sale and Leaseback Transactions. The Senior Indenture will provide that the Company shall not itself, and shall not permit any Restricted Subsidiary to, enter into any arrangements after August 6, 1996 with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing as lessee by the Company or by any such Restricted Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended the use of such Principal Property by the lessee will be discontinued), which was or is owned by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or a Restricted Subsidiary more than 180 days after the completion of construction and commencement of full operation thereof by the Company or such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein called a "Sale and Leaseback Transaction") unless
(1) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clauses (A) through (H) above under "--Limitation on Liens", without equally and ratably securing the Senior Debt Securities, to issue, assume or guarantee indebtedness secured by a Lien on such Principal Property; or (2) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after August 6, 1996 (other than such Sale and Leaseback Transactions as are permitted by clause (1) or clause (3) of this paragraph), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in subdivisions (A) through (H) under "--Limitation on Liens") which do not equally and ratably secure the Senior Debt Securities, would not exceed 15% of Consolidated Net Tangible Assets; or (3) the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (in either case as determined by the Board of Directors) to the retirement of Senior Debt Securities or other indebtedness of the Company (other than indebtedness subordinated to the Senior Debt Securities) or indebtedness of a Restricted Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application, provided that the amount to be so applied shall be reduced by (i) the principal amount of Senior Debt Securities delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (ii) the principal amount of any such indebtedness of the Company or a Restricted Subsidiary other than Senior Debt Securities voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer; provided, further, that notwithstanding the foregoing, no retirement referred to in this clause (3) may be affected by payment at Maturity.

  Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee's obligation thereunder.

CERTAIN DEFINITIONS

  The term "Attributable Debt" means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  The term "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (b) all current liabilities, all as reflected in the Company's latest audited consolidated balance sheet contained in the Company's most recent annual report to its stockholders under Rule 14a-3 of the Exchange Act prior to the time as of which "Consolidated Net Tangible Assets" shall be determined.

  The term "Maturity", when used with respect to any security, means the date on which the principal of such security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

  The term "Principal Property" means any single manufacturing plant, research laboratory or other similar facility located within the United States of America (other than its territories and possessions) and owned by, or leased to, the Company or any Restricted Subsidiary, the book value of the property, plant and equipment of which (as shown, net of depreciation, on the books of the owner or owners) is not less than 2% of the Consolidated Net Tangible Assets at the end of the most recent fiscal year of the Company, reflected in the latest audited consolidated statement of financial position contained in the Company's most recent annual report to its stockholders under Rule 14a-3 of the Exchange Act, except (a) any such plant or facility (i) owned or leased jointly or in common with one or more Persons other than the Company and its Subsidiaries, in which the interest of the Company and its Restricted Subsidiaries does not exceed 50%, or (ii) which the Board of Directors determines by Board Resolution in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety, or (b) any portion of any such plant or facility which the Board of Directors determines by Board Resolution in good faith not to be of material importance to the use or operation thereof.

  The term "Restricted Subsidiary" means any Subsidiary substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories and possessions) which shall at the time, directly or indirectly through one or more Subsidiaries or in combination with one or more other Subsidiaries, own or be a lessee of a Principal Property.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indentures will provide that the Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indentures, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) if, as a result of the transaction, property of the Company or a Restricted Subsidiary would become subject to a Lien that would not be permitted under "Restrictive Covenants--Limitations on Liens", the Company takes such steps as shall be necessary to secure the Senior Debt Securities, if any, equally and ratably with (or prior to) the indebtedness secured by such Lien, and (iv) certain other conditions are met. (Section 801)

EVENTS OF DEFAULT

  Each of the following will constitute an Event of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due (with respect to Subordinated Debt Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture); (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days (with respect to Subordinated Debt Securities whether or not such payment is prohibited by the subordination provision of the Subordinated Indenture); (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series (with respect to Subordinated Debt Securities, whether or not such deposit is prohibited by the subordination provisions of the Subordinated Indenture); (d) failure to perform any other covenant of the Company in the Indentures (other than a covenant included in the Indentures solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indentures; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default specified in the applicable Prospectus Supplement. (Section 501)

  If an Event of Default (other than an Event of Default described in clause
(e) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indentures may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indentures. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

  Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

  No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indentures, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

  The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indentures and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indentures may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f), in the case of Subordinated Debt Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities, (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures, (h) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults, or (i) modify such provisions with respect to modification and waiver. (Section 902)

  The Holders of a majority in principal amount of the Outstanding Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indentures. (Sections 1010 and 1008 of the Senior Indenture and the Subordinated Indenture, respectively.) The Holders of a majority in principal amount of the Outstanding Securities of any series may waive any past default under the Indentures, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indentures which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

  The Indentures will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indentures as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security, and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101)

  Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indentures, in the manner and subject to the limitations provided in the Indentures. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

  If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indentures, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

  Defeasance and Discharge. The Indentures will provide that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, with respect to any Subordinated Debt Securities, the provisions of Article Fifteen of the Subordinated Indenture relating to subordination will cease to be effective and, with respect to any Debt Securities, the Company will be discharged from all its obligations with respect thereto (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

  Defeasance of Certain Covenants. The Indentures will provide that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Restrictive Covenants" and in the last sentence under "Consolidation, Merger and Sale of Assets" and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities, and, in the case of the Subordinated Indenture, the provisions of Article Fifteen relating to subordination will cease to be effective with respect to any Subordinated Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1303 and 1304)

NOTICES

  Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and
106)

TITLE

  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

REGARDING THE TRUSTEE

  The Trustee is the trustee for the Debt Securities to be issued. The Trustee is also trustee under the Company's ESOP, as defined below, as discussed more fully herein. In addition, Chemical Mellon Shareholder Services, L.L.C., an affiliate of the Trustee, is the Rights Agent under the Company's Rights Plan, as defined below, as discussed more fully herein. The Trustee also provides cash management and other banking and advisory services to the Company in the normal course of business.

  Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default, or upon the occurrence of a default under such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Debt Securities for purposes of the Trust Indenture Act of 1939 and, unless the Trustee is able to eliminate any such conflicting interest, the Trustee may be required to resign as Trustee under either the Subordinated Indenture or the Senior Indenture. In that event, the Company would be required to appoint a successor trustee for such Indenture.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

  The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $1.00 per share, and 20,000,000 shares of Class A Preferred Stock, without par value. The following description of the capital stock of the Company is a summary, and as such, it does not purport to be complete and is subject, and qualified in its entirety by reference to, the more complete descriptions contained in (i) the Articles of Incorporation of the Company, as amended (the "Articles"), the Bylaws of the Company, as amended (the "Bylaws"), and the Rights Agreement, effective March 21, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), copies of each of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part, and
(ii) the certificate of designation relating to each series of Preferred Stock.

COMMON STOCK

  Dividends. Subject to the rights and preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive dividends, when, if and as declared by the Board of Directors of the Company, out of funds legally available therefor.

  Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by shareholders, except that shareholders are entitled to cumulate their votes in the election of directors. Under cumulative voting, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected and to cast the whole number of votes so determined for one nominee or to distribute them among different nominees. The Bylaws require shareholders desiring to nominate persons for election as a director to give advance notice of such nominations to the Company.

  Other than in the election of directors, whenever any corporate action is to be taken by vote of the shareholders of the Company, or by a class of such shareholders of the Company, generally, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by such shareholders, or by such class of shareholders, entitled to vote thereon. The Articles and Bylaws require, however, the approval by the holders of at least 80% of the votes which all shareholders of the Company would be entitled to cast at an annual election of directors, voting together as a single class, for the removal of any director, class of directors or the entire Board of Directors (subject to nonremoval if sufficient votes are cast against removal) or for any change to any provision of the Articles or Bylaws providing for the number of directors, the classification of directors or the filling of vacancies on the Board of Directors, unless any such change is unanimously approved by the Board of Directors of the Company. In addition, the Bylaws of the Company may be amended only by a vote of two-thirds of the Board of Directors then in office, subject to the power of the shareholders to change such action.

  The Bylaws provide for the Board of Directors to be divided into three classes of directors, each class as nearly equal in number as possible, with one class being elected each year for a three-year term. The classification of the Board helps to ensure continuity and stability of corporate leadership and policy; however, it also has the effect of making it more difficult for a person to acquire control of the Company because at least two annual meetings are necessary to effect a change in a majority of the Company's directors. Further, while cumulative voting enables minority shareholders to gain representation on the Board, the existence of a classified Board increases the number of shares required to elect at least one director.

  Liquidation. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after the payment of the liabilities and the liquidation preferences of any outstanding preferred stock.

  Other Information. The Common Stock does not carry preemptive rights, is not redeemable, does not have any conversion rights, is not subject to further calls and is not subject to any sinking fund provisions. The shares of Common Stock currently outstanding are freely alienable, fully paid and nonassessable. Except in certain circumstances as discussed below under "Description of Capital Stock--Certain Provisions Affecting Control of the Company," the Common Stock is not subject to discriminatory provisions based on ownership thresholds.

  Conversion of Series A ESOP Preferred Stock. On July 31, 1996, the Trustee appointed by the Company's Employee Stock Ownership Plan, Mellon Bank, N.A., converted the shares of Series A ESOP Preferred Stock formerly held by the trustee for the account of participants in the Employee Stock Ownership Plan into Company Common Stock.

CLASS A PREFERRED STOCK

  The Class A Preferred Stock, other than Series One Preferred Stock as discussed below, is issuable in one or more series, and will have the dividend, conversion, redemption, voting and liquidation rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title of the series and the number of shares in the series offered; (ii) the price at which such series will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate for such series; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series;
(vi) the voting rights, if any, of such series; (vii) the liquidation preference of such series; and (viii) any additional dividend, liquidation, redemption, sinking fund and other special or relative rights, preferences, qualifications, privileges, limitations, options and restrictions of such series. The Class A Preferred Stock is available for possible future financing and acquisition transactions, to pay stock dividends or make distributions, to fund employee benefit plans and for other general corporate purposes. Under certain circumstances, the Class A Preferred Stock could be used to create voting impediments for persons seeking to gain control of the Company.

  Dividends. The Preferred Stock will be preferred over the Common Stock (but may be subordinated as to the other series of Preferred Stock) as to the payment of dividends. Before any dividends or distributions on the Common Stock shall be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise), when, as and if declared by the Board of Directors, at the rate and on the date or dates as set forth in the Prospectus Supplement. With respect to each series of Preferred Stock, the dividends on each share of such series shall be cumulative from the date of issuance of such shares unless some other date is set forth in the Prospectus Supplement relating to any such series. Accruals of dividends shall not bear interest.

  Conversion. Shares of any series of Preferred Stock will be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent set forth in the Prospectus Supplement relating to any such series.

  Redemption. Shares of any series of Preferred Stock will be redeemable to the extent set forth in the Prospectus Supplement relating to any such series, which may or may not include any restrictions on the repurchase or redemption thereof while there is any arrearage in the payment of dividends.

  Voting Rights. Unless otherwise provided in the Prospectus Supplement, the holders of shares of Preferred Stock will be entitled to one vote for each share of Preferred Stock held by them on all matters presented to shareholders.

  Liquidation. The Preferred Stock will be preferred over the Common Stock (but may be subordinated as to other series of Preferred Stock, as described herein) as to assets so that the holders of each series of Preferred Stock will be entitled to be paid, upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and before any distribution is made to the holders of Common Stock, the amount set forth in the Prospectus Supplement relating to any such series, but in such case the holders of such series of Preferred Stock will not be entitled to any other or further payment.

  Other Information. Unless otherwise provided in the Prospectus Supplement, the Preferred Stock will not carry any preemptive rights, will not be, upon issuance, subject to further calls and will not be, upon issuance, subject to any sinking fund provisions. The Preferred Stock will be, when issued, fully paid and nonassessable. Unless otherwise provided in the Prospectus Supplement, and except in certain circumstances as discussed below under "Description of Capital Stock--Certain Provisions Affecting Control of the Company," the Preferred Stock will not be, upon issuance, subject to discriminatory provisions based on ownership thresholds.

SERIES ONE PREFERRED STOCK AND PREFERRED STOCK PURCHASE RIGHTS

  Preferred Stock Purchase Rights. The Series One Preferred Stock, which is a series of Class A Preferred Stock, is issuable pursuant to the exercise of rights to purchase Series One Preferred Stock ("Rights"). The Series One Preferred Stock is not being offered hereby, although the Rights will attach to any Common Stock which may be sold pursuant to this Prospectus and any Prospectus Supplement. On March 21, 1996, the Board of Directors of the Company paid a distribution of one Right for each outstanding share of Common Stock of the Company to shareholders of record on January 19, 1996, and with respect to each share of Common Stock that may be issued by the Company prior to the date on which the Rights first become exercisable (or the earlier redemption or expiration of the Rights), subject to adjustment in certain events. In general, the Rights become exercisable ten days after a person or group either acquires beneficial ownership of shares representing 20% or more of the voting power of the Company or announces a tender or exchange offer that would result in such person or group beneficially owning shares representing 28% or more of the voting power of the Company. When the Rights become exercisable, each Right entitles its holder (other than such 20% shareholder or tender or exchange offeror) to buy one one-hundredth of a newly issued share of Series One Preferred Stock at a purchase price of $300, subject to adjustment. If, after the Rights become exercisable, any person or group becomes the beneficial owner of 28% or more of the voting power of the Company or if the Company is the surviving corporation in a merger with a person or group that owns 20% or more of the voting power of the Company, then each owner of a Right (other than such 20% or 28% shareholder) will be entitled to purchase shares of Armstrong's Common Stock having a value equal to twice the exercise price of the Right. In addition, if, after the Rights become exercisable, the Company is a party to a merger and is not the surviving company or 50% or more of the Company's assets or earnings power are sold in a single or series of related transactions, then each owner of a Right will be entitled to purchase shares of the acquiring person having a value equal to twice the exercise price of the Right. Until the Rights first become exercisable, the Rights attach to and trade with shares of the Company's Common Stock. Generally, the Rights are redeemable at the option of the Company for $.05 per Right at any time prior to the tenth day following a public announcement that a person or group has acquired beneficial ownership of 20% or more of the voting power of the Company. The Rights expire by their terms on March 21, 2006, unless earlier redeemed.

  The terms of the Rights are set forth in the Rights Agreement which has been filed with the SEC as an Exhibit to a Registration Statement on Form 8-A/A filed on March 15, 1996, file number 001-02116, and is incorporated herein by reference.

  Dividends. Subject to the rights and preferences of the holders of any other series of Class A Preferred Stock, the holders of Series One Preferred Stock are entitled to receive cumulative, quarterly dividends, without interest, when and as declared by the Board of Directors of the Company, out of funds legally available therefor, in preference to the holders of Common Stock and in an amount per share equal to the greater of $36.00 or 100 times, as adjusted, the aggregate per share amount of all cash and non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock, paid on the Common Stock in the immediately preceding quarter.

  Conversion Rights. In the event the Company enters into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then the Series One Preferred Stock will be at the same time, similarly exchanged for or converted into an amount per share equal to 100 times, as adjusted, the aggregate amount for or into which the Common Stock is exchanged or converted.

  Voting Rights. Holders of Series One Preferred Stock have no voting rights except as may be provided by law.

  Redemption. The Series One Preferred Stock may be redeemed at the option of the Board of Directors of the Company, as a whole, but not in part, at any time, at a cash price per share equal to 100 times, as adjusted, the average market value, as defined, of the Common Stock, plus all accrued but unpaid dividends. The Company is not entitled, however, to purchase or otherwise acquire shares of the Series One Preferred Stock if the quarterly dividend in respect thereof is accrued and has not been paid or declared and a sum sufficient for the payment thereof set apart unless all shares of such stock at the time outstanding are purchased or otherwise acquired.

  Liquidation. Subject to the rights and preferences of the holders of any other series of Class A Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series One Preferred Stock are entitled to $100 per share, plus all accrued and unpaid dividends, plus an amount equal to the holder's pro rata share of assets that would be available for distribution after payment of all liabilities, liquidation preferences and distributions on the Common Stock, if any, as determined according to a formula and subject to adjustment in certain events. The amount payable to the holders of Series One Preferred Stock as so determined is prior to any payment or distribution to the holders of Common Stock.

  Other Information. The Series One Preferred Stock does not carry any preemptive rights, will not be subject, upon issuance, to any sinking fund provisions and will not be subject, upon issuance, to any further calls. Upon issuance, the shares of the Series One Preferred Stock will be freely alienable, fully paid and nonassessable. Except in certain circumstances as discussed below under "Description of Capital Stock--Certain Provisions Affecting Control of the Company," the Series One Preferred Stock will be, upon issuance, freely alienable and not subject to discriminatory provisions based on ownership thresholds.

CERTAIN PROVISIONS AFFECTING CONTROL OF THE COMPANY

  General. Certain provisions of the Company's Articles, Bylaws and the Pennsylvania Business Corporation Law (the "PBCL") operate only with respect to extraordinary corporate transactions, such as mergers, reorganizations, tender offers, sales or transfers of substantially all of the Company's assets or the liquidation of the Company, and could have the effect of delaying or making more difficult a change in control of the Company in certain circumstances.

  Certain Provisions of the Articles. The Articles provide that a Business Combination (as defined below) with an Interested Shareholder (as defined below) requires the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders, other than the Interested Shareholder, would be entitled to cast at an annual election of directors, voting together as a single class, unless the transaction is approved by a majority of the Disinterested Directors (as defined below) or the transaction meets certain fair price and procedural requirements. An "Interested Shareholder" is, with certain exceptions, any person, or his assignee or successor (not including Armstrong or an affiliate of Armstrong), who is (or was within the previous two years) the beneficial owner of more than ten percent of the voting power of the outstanding voting stock, together with such person's affiliates and associates. A "Business Combination" includes, among other transactions, the following: (i) the merger or consolidation of the Company with the Interested Shareholder; (ii) the sale of all or substantially all of the assets of the Company to the Interested Shareholder or its affiliates or associates; (iii) the issuance of securities of the Company to an Interested Shareholder having a value equal to greater than ten percent of the assets of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of the Interested Shareholder; or (v) any reclassification or recapitalization of securities which effectively increases the proportional equity share of the Interested Shareholder. The term "Disinterested Director" means a director who is neither affiliated with nor a representative of an Interested Shareholder and (i) was a director prior to the time an Interested Shareholder became such, (ii) was recommended or elected to fill a vacancy created by an increase in the size of the Board of Directors by a majority of the Disinterested Directors then in office, or (iii) was a successor of a Disinterested Director and was recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors then in office. Certain other provisions of the Articles and Bylaws which could have the effect of delaying or preventing a Change in Control of the Company are described above under the captions "Description of Capital Stock--Common Stock" and "Description of Capital Stock--Class A Preferred Stock."

  Certain Provisions of the PBCL. The Company is governed by certain "anti-takeover" provisions in the PBCL which includes the following: (i) provisions which prohibit certain business combinations (as defined in the PBCL) involving a corporation that has voting shares registered under the Exchange Act and an "interested shareholder" (generally defined to include a person who beneficially owns shares representing at least twenty percent of the votes that all shareholders would be entitled to cast in an election of directors of the corporation) unless certain conditions are satisfied or an exemption is applicable; (ii) provisions concerning a "control-share acquisition" in which the voting rights of certain shareholders of the corporation (specifically, a shareholder who acquires 20%, 33 1/3% or 50% or more of the voting power of the corporation ) are conditioned upon the consent of a majority vote at a meeting of the independent shareholders of the corporation after disclosure by such shareholder of certain information, and with respect to which such shareholder is effectively deprived of voting rights if consent is not obtained; (iii) provisions pursuant to which any profit realized by a "controlling person or group," generally defined as a 20% beneficial owner, from the disposition of any equity securities within twenty-four months prior to, and eighteen months succeeding, the acquisition of such control is recoverable by the corporation;
(iv) provisions pursuant to which severance payments are to be made by the corporation to any eligible employee of a covered corporation whose employment is terminated, other than for willful misconduct, with ninety days before, or twenty-four months after, a control-share acquisition; (v) provisions pursuant to which any holder of voting shares of a registered corporation who objects to a "control transaction" (generally defined as the acquisition by a person or group (the "controlling person or group") that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of the directors of the corporation) is entitled to make a written demand on the controlling person or group for payment of the fair value of the voting shares of the corporation held by the shareholder; (vi) a set of interrelated provisions which are designed to support the validity of actions taken by the Board of Directors in response to takeover bids, including specifically the Board's authority to "accept, reject or take no action" with respect to a takeover bid, and permitting the unfavorable disparate treatment of a takeover bidder; and (viii) provisions which allow the directors broad discretion in considering the best interests of the corporation, including a provision which permits the Board to consider various corporate interests including the short and long-term interests of the corporation and the resources, intent and conduct of any person seeking to acquire the corporation.

                        DESCRIPTION OF DEPOSITARY SHARES

  General. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to purchasers receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock.

  The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights). The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

  Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

  Dividends. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  Conversion and Exchange. If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in a Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares into other securities of the Company or rights or payments pursuant to the terms thereof.

  Redemption. After the date fixed for redemption as may be set forth in any Prospectus Supplement relating to the Depositary Shares, the Depositary Shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such redeemed Depositary Shares were entitled upon surrender to the Depositary of the Depositary Receipts in respect thereof. Unless otherwise provided in the Prospectus Supplement or in the Deposit Agreement, the Depositary Shares will not be subject to any restriction on the repurchase or redemption thereof while there is any arrearage in the payment of dividends.

  Voting Rights. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

  Other Information. Unless otherwise provided in the Prospectus Supplement or the Deposit Agreement, the Depositary Shares will not carry any conversion rights, will not be subject, upon issuance, to any sinking fund provisions, will not carry any liquidation or preemption rights and will not be, upon issuance, subject to any further calls. The Depositary Shares will be, when issued, freely alienable, fully paid and nonassessable. Unless otherwise provided in the Prospectus Supplement or the Deposit Agreement, and except in certain circumstances as described above under "Description of Capital Stock-- Anti-Takeover Provisions," the Preferred Stock will not be, upon issuance, subject to discriminatory provisions based on ownership thresholds.

  Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

  Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will also pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

  Miscellaneous. The Depositary will forward to the holders of Depositary Shares all reports and communications which are delivered to the Depositary and which are required to be furnished to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Either may rely upon written advice of its counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and the Company's acceptance of such appointment. Such successor Depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby in any of four ways:
(i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers. Offers to purchase Securities may be made by potential investors or their agents on an unsolicited basis or may be solicited directly by the Company or agents designated by the Company from time to time. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the future date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. Each Contract will be for an amount not less than, and the aggregate amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by Contracts. Underwriter and such other persons will not have any responsibility in respect of the validity or performance of Contracts.

  The Securities (other than Common Stock) will be a new issue of securities with no established trading market. If so indicated in the applicable Prospectus Supplement, any underwriters or agents to or through whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities, other than Common Stock.

  Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                            VALIDITY OF SECURITIES

  Unless indicated otherwise in a Prospectus Supplement relating thereto, the validity of the Securities will be passed upon for Armstrong by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania. With the exception of the Preferred Stock Purchase Rights, the validity of the Securities will be passed upon for the underwriters or agents, as the case may be, by Sullivan & Cromwell, New York, New York. Sullivan and Cromwell will rely upon the opinion of Buchanan Ingersoll Professional Corporation as to all matters of Pennsylvania law.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company and its subsidiaries as of December 31, 1995 and 1994 and for each of the fiscal years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick L.L.P., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  With respect to the unaudited interim financial information for the periods ended June 30, 1996 and 1995, and, March 31, 1996 and 1995, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly report on Form 10-Q for the quarters ended June 30, 1996 and March 31, 1996, and incorporated by reference herein, state that they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the 1933 Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the 1933 Act.

  The consolidated financial statements of Dal-Tile International Inc. incorporated by reference in the Company's Current Report on Form 8-K, as amended, for the fiscal year ended December 31, 1994, have been audited by Ernst & Young L.L.P., independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to a change in the method of accounting for income taxes as discussed in Note 8 to the consolidated financial statements) incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    Securities and Exchange Commission registration fee**.............. $86,208
    Legal fees and expenses............................................  75,000
    Rating agencies' fees.............................................. 150,000
    Printing fees and expenses.........................................  80,000
    Trustee's fees and expenses........................................  15,000
    Accounting fees and expenses.......................................  35,000
    Blue Sky fees and expenses.........................................  20,000
    Transfer Agent's and registrar's fees and expenses.................  25,000
    Miscellaneous......................................................  13,792
                                                                        -------
      Total**.......................................................... 500,000

- --------
*  All amounts are estimated except for the registration fee.

** A Securities and Exchange Commission filing fee of $62,500 was previously paid when Registration Statement 33-38837 was initially filed. In addition, approximately $290,000 of expenses not reflected in Item 14 was previously paid in connection with Registration Statement 33-38837.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Subchapter D of Chapter 17 of the PBCL provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined by the board of directors, or in certain circumstances by independent legal counsel to the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that the indemnification permitted or required thereby is not exclusive of any other rights to which a person seeking indemnification may be entitled.

  Article IX of the Company's By-laws, as amended, provides that the Company shall indemnify any person who was or is made a party to, or threatened to be made a party to, or is involved in, any action, suit, or proceeding (including actions by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, trustee, employee, or agent of a related enterprise including service with respect to an employee benefit plan or is or was serving at the specific written request of the Company as a director, officer, trustee, employee, or agent of an unrelated enterprise) against all expenses and liability he or she actually incurs, including, without limitation, judgments and amounts paid or to be paid in settlement of or in actions brought by or in the right of the Company, to the fullest extent permitted by law. Article IX also provides that directors and officers shall be entitled to payment in advance of expenses incurred in defending any such action, suit, or proceeding, upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that they are not entitled to be indemnified or, in the case of criminal action, a majority of the Board of Directors so determines. In addition, the Company has entered into indemnification agreements with each of its directors which entitle the director to indemnification for certain expenses to the fullest extent permitted by law.

  The By-laws of Armstrong also provide pursuant to Section 1713 of the PBCL that a director of Armstrong shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) the director has breached or failed to perform the duties of his/her office under Section 1712 of the 1988 BCL (relating to standard of conduct and justifiable reliance); and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of Armstrong does not apply to: (1) the responsibility or liability of a director pursuant to any criminal statute; or
(2) the liability of a director for the payment of taxes pursuant to local, state or Federal law.

  Armstrong and its subsidiaries also carry insurance insuring their officers and directors against certain liabilities which they might incur as directors or officers of the Company or of any other organization which they serve at its request, including certain liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS

  This Registration Statement includes the following Exhibits:

 EXHIBIT
 NUMBER      DESCRIPTION OF EXHIBIT
 -------     ----------------------
             Form of Underwriting Agreement for Debt Securities and Preferred
   1.1    -- Stock
   1.2    -- Form of Underwriting Agreement for Common Stock
   3.1    -- Articles of Incorporation, as amended
   3.2    -- By-laws, as amended
   4.1    -- Indenture for Senior Debt Securities dated August 6, 1996
   4.2    -- Indenture for Subordinated Debt Securities dated August 6, 1996
   4.3    -- Form of Deposit Agreement
   4.4    -- Rights Agreement between the Company and Chemical Mellon
             Shareholder Services, L.L.C. effective as of March 21, 1996
   5.1    -- Opinion of Buchanan Ingersoll Professional Corporation
  12.1    -- Calculation of Ratios of Earnings to Fixed Charges
             Calculation of Ratios of Earnings to Fixed Charges and Preferred
  12.2    -- Stock Dividends
             Letter re: unaudited interim financial information for the period
  15.1    -- ended March 31, 1996
             Letter re: unaudited interim financial information for the period
  15.2    -- ended June 30, 1996
  23.1    -- Consent of Buchanan Ingersoll Professional Corporation (contained in its opinion filed as Exhibit 5 to this Registration Statement)
  23.2    -- Consent of KPMG Peat Marwick L.L.P.
  23.3    -- Consent of Ernst & Young L.L.P.
  24.1    -- Powers of Attorney
             Statement of Eligibility on Form T-1 with respect to the Senior
  25.1    -- Debt Securities
  25.2    -- Statement of Eligibility on Form T-1 with respect to the
             Subordinated Debt Securities

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Armstrong pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


    (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lancaster, Commonwealth of Pennsylvania, on this 13th day of August, 1996.

                                          ARMSTRONG WORLD INDUSTRIES, INC.

                                          By:      /s/ George A. Lorch
                                             ----------------------------------
                                                        George A. Lorch
                                                  Chairman of the Board and
                                                        President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                                                                                         |
George A. Lorch                 Chairman of the Board and President                      |
                                   (Principal Executive Officer)                         |
                                                                                         |
Frank A. Riddick, III         Senior Vice-President, Finance, and Chief                  |
                            Financial Officer (Principal Financial Officer)              |
                                                                                         |
Bruce A. Leech, Jr.            Controller (Principal Accounting Officer)                 |
                                                                                         |
H. Jesse Arnelle                               Director                                  |
                                                                                         |
Van C. Campbell                                Director                                  |        /s/ George A. Lorch
                                                                                         |          Attorney-in-Fact
Donald C. Clark                                Director                                  |
                                                                                         |
E. Allen Deaver                                Director                                  |
                                                                                         |
Ursala F. Fairbairn                            Director                                  |
                                                                                         |
James E. Marley                                Director                                  |
                                                                                         |
J. Phillip Samper                              Director                                  |
                                                                                         |
Jerre L. Stead                                 Director                                  |
                                                                                         |


                                 EXHIBIT INDEX

  Unless otherwise noted, the following exhibits are filed herewith:

                                                                        PAGE
                                                                     NUMBER IN
                                                                     SEQUENTIAL
                                                                     NUMBERING
 EXHIBIT NO.                        DESCRIPTION                        SYSTEM
 -----------                        -----------                      ----------
     1.1      -- Form of Underwriting Agreement for Debt
                 Securities and Preferred Stock*
     1.2      -- Form of Underwriting Agreement for Common Stock*
     3.1      -- Articles of Incorporation, as amended, previously
                 filed as an exhibit to the Company's Annual
                 Report on Form 10-K for the fiscal year ended
                 December 31, 1995, file no. 1-2116, filed with
                 the Commission on March 28, 1996
     3.2      -- By-laws, as amended, previously filed as an
                 exhibit to the Company's Annual Report on Form
                 10-K for the fiscal year ended December 31, 1995,
                 file no. 1-2116, filed with the Commission on
                 March 28, 1996
     4.1      -- Indenture for Senior Debt Securities dated August
                 6, 1996**
     4.2      -- Indenture for Subordinated Debt Securities dated
                 August 6, 1996**
     4.3      -- Form of Deposit Agreement***
     4.4      -- Rights Agreement between the Company and Chemical
                 Mellon Shareholder Services, effective as of
                 March 21, 1996, previously filed as an exhibit to
                 Form 8A/A, filed with the Commission on March 15,
                 1996, file no. 1-2116
     5.1      -- Opinion of Buchanan Ingersoll Professional
                 Corporation**
    12.1      -- Calculation of Ratios of Earnings to Fixed
                 Charges**
    12.2      -- Calculation of Ratios of Earnings to Fixed
                 Charges and Preferred Stock Dividends**
    15.1      -- Letter re: unaudited interim financial
                 information for the period ended March 31, 1996**
    15.2      -- Letter re: unaudited interim financial
                 information for the period ended June 30, 1996**
    23.1      -- Consent of Buchanan Ingersoll Professional
                 Corporation (contained in its opinion filed as
                 Exhibit 5 to this Registration Statement)**
    23.2      -- Consent of KPMG Peat Marwick L.L.P.**
    23.3      -- Consent of Ernst & Young L.L.P.**
    24.1      -- Powers of Attorney*
    25.1      -- Statement of Eligibility on Form T-1 with respect
                 to the Senior Debt Securities*
    25.2      -- Statement of Eligibility on Form T-1 with respect
                 to the Subordinated Debt Securities*

- --------

*Previously filed

**Filed herewith

***To be filed